Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Fourth Quarter and 2014 Financial Results

•	Q4 EPS Increase 17 Percent to $2.48; 2014 EPS Increase 17 Percent to $9.75

•	Q4 Sales Total $6.1 Billion; 2014 Sales Total $24.0 Billion

•	Q4 Free Cash Flow[1] of $1.2 Billion; 2014 Free Cash Flow[1] of $2.0 Billion

•	4.5 Million Shares Repurchased in Q4 for $599 Million; 21.4 Million Shares Repurchased in 2014 for $2.7 Billion

•	2014 Weighted Average Shares Outstanding Decrease 9 Percent

•	2015 EPS Guidance of $9.20 to $9.50

FALLS CHURCH, Va. – Jan. 29, 2015 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2014 net earnings of $506 million, or $2.48 per diluted share, compared to $478 million, or $2.12 per diluted share, in the fourth quarter of 2013. Fourth quarter 2014 diluted earnings per share increased 17 percent and are based on 204.2 million weighted average shares outstanding compared with 225.2 million shares in the fourth quarter of 2013, a decrease of 9 percent. The company repurchased 4.5 million shares of its common stock in the fourth quarter of 2014 for $599 million. As a result of the passage of the Tax Increase Prevention Act of 2014, which extended tax benefits that expired on Dec. 31, 2013, the company recognized a full year research and development tax credit of $38 million, or $0.19 per diluted share, in the fourth quarter of 2014.
For 2014, net earnings totaled $2.1 billion, or $9.75 per diluted share, compared to $2.0 billion, or $8.35 per diluted share in 2013. Diluted earnings per share for 2014 increased 17 percent and are based on 212.1 million weighted average shares outstanding compared with 233.9 million shares in 2013. During 2014, the company repurchased 21.4 million shares of its common stock for $2.7 billion. As of Dec. 31, 2014, the company had repurchased 42.2 million shares toward its previously announced goal of retiring 60 million shares of its common stock by the end of 2015, market conditions permitting.
“Our team delivered another year of strong performance in 2014. We are excited about our many future opportunities and remain committed to generating value through sustainable performance, a well-aligned portfolio and effective cash deployment,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	2

Table 1 — Financial Highlights

	Fourth Quarter		Full Year
($ in millions, except per share amounts)	2014	2013	2014	2013
Sales	$6,108	$6,157	$23,979	$24,661
Segment operating income[1]	760	772	3,099	3,080
Segment operating margin rate[1]	12.4%	12.5%	12.9%	12.5%
Operating income	762	768	3,196	3,123
Operating margin rate	12.5%	12.5%	13.3%	12.7%
Net earnings	506	478	2,069	1,952
Diluted EPS	2.48	2.12	9.75	8.35
Net cash provided by operating activities	1,490	1,204	2,593	2,483
Free cash flow[1]	1,214	1,018	2,032	2,119

Pension-adjusted Operating Highlights
Operating income	762	768	3,196	3,123
Net FAS/CAS pension adjustment[1]	(69)	(43)	(269)	(168)
Pension-adjusted operating income[1]	$693	$725	$2,927	$2,955
Pension-adjusted operating margin rate[1]	11.3%	11.8%	12.2%	12.0%

Pension-adjusted Per Share Data
Diluted EPS	$2.48	$2.12	$9.75	$8.35
After-tax net pension adjustment per share[1]	(0.22)	(0.12)	(0.82)	(0.47)
Pension-adjusted diluted EPS[1]	$2.26	$2.00	$8.93	$7.88
Weighted average shares outstanding — Basic	200.8	220.5	208.8	229.6
Dilutive effect of stock awards and options	3.4	4.7	3.3	4.3
Weighted average shares outstanding — Diluted	204.2	225.2	212.1	233.9

[1]	Non-GAAP metric — see definitions at the end of this press release.
Fourth quarter 2014 total operating income and operating margin rate were comparable to the prior year period. Fourth quarter operating income includes lower segment operating income and higher unallocated corporate expense, partially offset by higher net FAS/CAS pension adjustment.
For 2014, operating income increased $73 million, or 2 percent, to $3.2 billion. Operating margin rate increased 60 basis points to 13.3 percent. The improvements in operating income and margin rate reflect a higher net FAS/CAS pension adjustment and higher segment operating income, partially offset by higher unallocated corporate expense. The net FAS/CAS adjustment increase includes a $259 million decrease in FAS expense, principally due to an increase in 2014 discount rate assumptions. In addition, CAS pension expense decreased $158 million, principally due to passage of the Highway and Transportation Funding Act of 2014, which includes provisions that resulted in a reduction in the amount of CAS pension expense charged to the company's contracts.
Total backlog as of Dec. 31, 2014, was $38.2 billion compared with $37.0 billion as of Dec. 31, 2013. For 2014, new awards totaled $25.0 billion, and book-to-bill was 104 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	3

Table 2 — Cash Flow Highlights

	Fourth Quarter		Full Year
($ millions)	2014	2013	2014	2013
Cash provided by operating activities before discretionary pension contributions[1]	$1,490	$1,160	$2,593	$2,806
After-tax discretionary pension pre-funding impact	—	44	—	(323)
Net cash provided by operating activities	$1,490	$1,204	$2,593	$2,483
Less:
Capital expenditures	(276)	(186)	(561)	(364)
Free cash flow[1]	$1,214	$1,018	$2,032	$2,119
After-tax discretionary pension pre-funding impact	—	(44)	—	323
Free cash flow provided by operating activities before discretionary pension contributions[1]	$1,214	$974	$2,032	$2,442

[1]	Non-GAAP metric — see definitions at the end of this press release.
Fourth quarter 2014 cash provided by operating activities totaled $1.5 billion compared with $1.2 billion in the prior year period. Fourth quarter 2014 free cash flow1 provided by operating activities totaled $1.2 billion compared with $1.0 billion in the prior year period.
For 2014, cash provided by operating activities totaled $2.6 billion compared with $2.5 billion in 2013. Cash provided by operating activities was higher in 2014 because the company did not make discretionary contributions to its pension plans. After-tax discretionary pension contributions totaled $323 million in 2013. Changes in cash and cash equivalents include the following for cash from operations, investing and financing activities through Dec. 31, 2014:
Operations

•	$2.6 billion provided by operations

Investing

•	$561 million used for capital expenditures

•	$84 million used for other investing activities

Financing

•	$2.7 billion used for repurchase of common stock

•	$563 million used for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	4

2015 Guidance
The company's 2015 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2013 and the Consolidated and Further Appropriations Act of 2015. The guidance assumes no disruption or cancellation of any of our significant programs and no disruption or shutdown of government operations resulting from a federal government debt ceiling breach. Guidance for 2015 also assumes adequate appropriations and funding for the company's programs in the first quarter of the U.S. government's fiscal year 2016.

2015 Guidance
($ in millions, except per share amounts)

Sales	23,400	—	23,800

Segment operating margin %[1]	~12%

Net FAS/CAS pension adjustment[1]	~290

Operating margin %	Mid-12%

Diluted EPS	9.20	—	9.50

Cash provided by operating activities before after-tax discretionary pension contributions[1]	2,400	—	2,700

Free cash flow before after-tax discretionary pension contributions[1]	1,700	—	2,000

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	Fourth Quarter			Full Year
($ millions)	2014	2013	Change	2014	2013	Change
Sales
Aerospace Systems	$2,532	$2,432	4%	$9,997	$10,014	—
Electronic Systems	1,830	1,883	(3%)	6,951	7,149	(3%)
Information Systems	1,572	1,614	(3%)	6,222	6,596	(6%)
Technical Services	679	691	(2%)	2,799	2,843	(2%)
Intersegment eliminations	(505)	(463)		(1,990)	(1,941)
	6,108	6,157	(1%)	23,979	24,661	(3%)
Segment operating income[1]
Aerospace Systems	299	279	7%	1,315	1,215	8%
Electronic Systems	315	335	(6%)	1,148	1,226	(6%)
Information Systems	146	159	(8%)	611	633	(3%)
Technical Services	59	61	(3%)	261	262	—
Intersegment eliminations	(59)	(62)		(236)	(256)
Segment operating income[1]	760	772	(2%)	3,099	3,080	1%
Segment operating margin rate[1]	12.4%	12.5%	(10) bps	12.9%	12.5%	40 bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	69	43	60%	269	168	60%
Unallocated corporate expenses	(66)	(46)	(43%)	(169)	(119)	(42%)
Other	(1)	(1)	—	(3)	(6)	50%
Operating income	762	768	(1%)	3,196	3,123	2%
Operating margin rate	12.5%	12.5%	—	13.3%	12.7%	60 bps
Interest expense	(74)	(74)	—	(282)	(257)	(10%)
Other, net	13	13	—	23	(3)	867%
Earnings before income taxes	701	707	(1%)	2,937	2,863	3%
Federal and foreign income tax expense	(195)	(229)	15%	(868)	(911)	5%
Net earnings	$506	$478	6%	$2,069	$1,952	6%

[1]	Non-GAAP metric — see definitions at the end of this press release.
Fourth quarter 2014 federal and foreign income tax expense declined to $195 million from $229 million, and the company's effective tax rate declined to 27.8 percent from 32.4 percent in the prior year period. As a result of the passage of the Tax Increase Prevention Act of 2014, which extended tax benefits that expired on Dec. 31, 2013, the company recognized a 2014 research and development tax credit of $38 million, which reduced fourth quarter 2014 tax expense and effective tax rate from the prior year period. For 2014, federal and foreign income tax expense declined to $868 million from $911 million in 2013, and the company's effective tax rate declined to 29.6 percent from 31.8 percent in 2013. The company's lower effective tax rate in 2014 reflects a $51 million benefit for the partial resolution of its 2007-2009 Internal Revenue Service examination.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	6

Aerospace Systems ($ millions)

	Fourth Quarter			Full Year
	2014	2013	Change	2014	2013	Change
Sales	$2,532	$2,432	4.1%	$9,997	$10,014	(0.2%)
Operating income	299	279	7.2%	1,315	1,215	8.2%
Operating margin rate	11.8%	11.5%		13.2%	12.1%
Aerospace Systems fourth quarter 2014 sales increased 4 percent principally due to the timing of volume across a number of programs. For 2014, sales were comparable to 2013 and include $75 million realized for settlements of certain legal claims related to use of the company's intellectual property and a terminated program. Excluding the settlements, sales were slightly lower than 2013 due to lower volume for unmanned, space and military aircraft programs.
Aerospace Systems fourth quarter 2014 operating income increased 7 percent and operating margin rate increased 30 basis points to 11.8 percent. Higher operating income and margin rate for the quarter are principally due to higher sales volume and improved performance. For 2014, operating income increased 8 percent and operating margin rate increased 110 basis points to 13.2 percent. Higher operating income and margin rate are principally due to the $75 million realized for the settlements described above and to improved performance.
Electronic Systems ($ millions)

	Fourth Quarter			Full Year
	2014	2013	Change	2014	2013	Change
Sales	$1,830	$1,883	(2.8%)	$6,951	$7,149	(2.8%)
Operating income	315	335	(6.0%)	1,148	1,226	(6.4%)
Operating margin rate	17.2%	17.8%		16.5%	17.1%
Electronic Systems fourth quarter and full year 2014 sales decreased 3 percent. Lower fourth quarter sales include lower volume for land and self protection programs, including infrared countermeasures and laser systems, and domestic intelligence, surveillance and reconnaissance (ISR) and targeting programs. These declines were partially offset by higher volume for international programs. For 2014, lower sales are principally due to lower volume for land and self-protection programs, including fewer deliveries of infrared countermeasures and laser systems; lower volume for domestic ISR and targeting programs, including fewer combat avionics deliveries; and lower volume for navigation and maritime programs. These declines were partially offset by higher volume for international programs.
Electronic Systems fourth quarter 2014 operating income decreased 6 percent, and operating margin rate decreased 60 basis points to 17.2 percent. Lower operating income and operating margin rate reflect lower sales and a lower level of net favorable adjustments than in the prior year period. For 2014, operating income decreased 6 percent, and operating margin rate decreased 60 basis points to 16.5 percent due to lower sales and a lower level of net favorable adjustments. In addition, 2013 operating income benefited from the reversal of a $26 million non-programmatic risk reserve.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	7

Information Systems ($ millions)

	Fourth Quarter			Full Year
	2014	2013	Change	2014	2013	Change
Sales	$1,572	$1,614	(2.6%)	$6,222	$6,596	(5.7%)
Operating income	146	159	(8.2%)	611	633	(3.5%)
Operating margin rate	9.3%	9.9%		9.8%	9.6%
Information Systems fourth quarter 2014 sales decreased 3 percent, principally due to lower volume for command and control programs as a result of reduced funding levels and in-theater force reductions. These declines were partially offset by higher volume for ISR and cyber programs. For 2014, sales decreased 6 percent, principally due to lower volume for command and control programs and communications programs due to in-theater force reductions, reduced funding levels and the wind-down of various programs.
Information Systems fourth quarter 2014 operating income decreased 8 percent and operating margin rate declined to 9.3 percent. Lower fourth quarter operating income and margin rate reflect lower sales and increased investments in international business. For 2014, operating income decreased 3 percent, and operating margin rate increased 20 basis points to 9.8 percent. Lower operating income reflects lower sales and the increase in operating margin rate is due to improved performance.
Technical Services ($ millions)

	Fourth Quarter			Full Year
	2014	2013	Change	2014	2013	Change
Sales	$679	$691	(1.7%)	$2,799	$2,843	(1.5%)
Operating income	59	61	(3.3%)	261	262	(0.4%)
Operating margin rate	8.7%	8.8%		9.3%	9.2%
Technical Services fourth quarter 2014 sales decreased 2 percent principally due to lower volume for integrated logistics and modernization programs, including Hunter and ICBM, and the Combined Tactical Training Range (CTTR) program. Declines in these programs were partially offset by higher international sales. For 2014, sales decreased 2 percent principally due to lower volume for the ICBM, Hunter and CTTR programs, partially offset by higher international sales, principally due to the acquisition of Qantas Defence Services in the first quarter of 2014.
Technical Services fourth quarter and full year 2014 operating income and operating margin rate were comparable to the prior year periods.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on Jan. 29, 2015. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cyber, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” "anticipate,” “trends,” “guidance,” "goals," and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict.
Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, risks related to: the assumptions on which our guidance is based; our dependence on U.S. Government contracts; the effect of economic and security conditions in the United States and globally; changes in government and customer priorities, requirements and spending for our programs, products and services; government budgetary constraints; shifts or reductions in defense spending resulting from budget pressures and/or changes in priorities, sequestration under the Budget Control Act of 2011, as amended or replaced; a continuing resolution with limited new starts; the lack of or significant changes to annual appropriations legislation; debt-ceiling limits and disruption to or shutdown of government operations; timing of payments; changes in import and export policies; changes in customer short-range and long-range plans; major program disruptions or terminations; the acquisition, deferral, reduction or termination of contracts or programs; our non-U.S. business, including legal, regulatory, financial, security and governmental risks related to doing business internationally; the outcome of litigation, claims, audits, appeals, bid protests and investigations; our ability to recover certain costs under U.S. Government contracts; market conditions; our ability to access capital; performance and financial viability of key suppliers and subcontractors; interest and discount rates or other changes that may impact pension plan assumptions and actual returns on pension plan assets; the adequacy of our insurance coverage and recoveries; the costs of environmental remediation; our ability to attract and retain qualified personnel; changes in health care costs and requirements; changes in organizational structure and reporting segments; acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; changes in and the effects of laws and regulations that affect our business, including those relating to accounting, tax, defense procurement, corporate liabilities and international business; technical, operational or quality setbacks in contract performance; availability of materials and supplies; controlling costs of fixed-price development programs; domestic and international competition; potential security threats, cyber and information technology attacks, natural disasters and other disruptions not under our control; and other risk factors and other important factors disclosed in our Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on forward-looking statements. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2014	2013	2012
Sales
Product	$14,015	$14,033	$13,838
Service	9,964	10,628	11,380
Total sales	23,979	24,661	25,218
Operating costs and expenses
Product	10,431	10,623	10,415
Service	7,947	8,659	9,223
General and administrative expenses	2,405	2,256	2,450
Operating income	3,196	3,123	3,130
Other (expense) income
Interest expense	(282)	(257)	(212)
Other, net	23	(3)	47
Earnings before income taxes	2,937	2,863	2,965
Federal and foreign income tax expense	868	911	987
Net earnings	$2,069	$1,952	$1,978

Basic earnings per share	$9.91	$8.50	$7.96
Weighted-average common shares outstanding, in millions	208.8	229.6	248.6

Diluted earnings per share	$9.75	$8.35	$7.81
Weighted-average diluted shares outstanding, in millions	212.1	233.9	253.4

Net earnings (from above)	$2,069	$1,952	$1,978
Other comprehensive (loss) income
Change in unamortized benefit plan costs, net of tax benefit (expense) of $1,423 in 2014, ($1,177) in 2013 and $860 in 2012	(2,316)	1,790	(1,303)
Change in cumulative translation adjustment	(59)	14	8
Other, net	3	(1)	(2)
Other comprehensive (loss) income, net of tax	(2,372)	1,803	(1,297)
Comprehensive (loss) income	$(303)	$3,755	$681

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	December 31, 2014	December 31, 2013
$ in millions
Assets
Cash and cash equivalents	$3,863	$5,150
Accounts receivable, net	2,806	2,685
Inventoried costs, net	742	698
Deferred tax assets	404	605
Prepaid expenses and other current assets	369	350
Total current assets	8,184	9,488
Property, plant and equipment, net of accumulated depreciation of $4,611 in 2014 and $4,337 in 2013	2,991	2,806
Goodwill	12,466	12,438
Non-current deferred tax assets	1,622	209
Other non-current assets	1,309	1,440
Total assets	$26,572	$26,381

Liabilities
Trade accounts payable	$1,305	$1,229
Accrued employee compensation	1,441	1,446
Advance payments and amounts in excess of costs incurred	1,713	1,722
Other current liabilities	1,433	1,418
Total current liabilities	5,892	5,815
Long-term debt, net of current portion of $3 in 2014 and $2 in 2013	5,925	5,928
Pension and other post-retirement benefit plan liabilities	6,555	2,954
Other non-current liabilities	965	1,064
Total liabilities	19,337	15,761

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2014—198,930,240 and 2013—217,599,230	199	218
Paid-in capital	—	848
Retained earnings	12,392	12,538
Accumulated other comprehensive loss	(5,356)	(2,984)
Total shareholders’ equity	7,235	10,620
Total liabilities and shareholders’ equity	$26,572	$26,381

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2014	2013	2012
Operating activities
Net earnings	$2,069	$1,952	$1,978
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	462	495	510
Stock-based compensation	134	144	183
Excess tax benefits from stock-based compensation	(81)	(43)	(45)
Deferred income taxes	216	128	78
Changes in assets and liabilities:
Accounts receivable, net	(105)	171	90
Inventoried costs, net	(24)	101	46
Prepaid expenses and other assets	13	(51)	(65)
Accounts payable and other liabilities	(89)	(169)	23
Income taxes payable	84	2	(75)
Retiree benefits	(17)	(281)	(71)
Other, net	(69)	34	(12)
Net cash provided by operating activities	$2,593	$2,483	$2,640

Investing activities
Capital expenditures	(561)	(364)	(331)
Maturities of short-term investments	—	—	250
Other investing activities, net	(84)	18	(3)
Net cash used in investing activities	(645)	(346)	(84)

Financing activities
Common stock repurchases	(2,668)	(2,371)	(1,316)
Cash dividends paid	(563)	(545)	(535)
Net proceeds from issuance of long-term debt	—	2,841	—
Payments of long-term debt	—	(877)	—
Other financing activities, net	(4)	103	155
Net cash used in financing activities	(3,235)	(849)	(1,696)
(Decrease) increase in cash and cash equivalents	(1,287)	1,288	860
Cash and cash equivalents, beginning of year	5,150	3,862	3,002
Cash and cash equivalents, end of year	$3,863	$5,150	$3,862

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	December 31, 2014			December 31, 2013
$ in millions	FUNDED [1]	UNFUNDED [2]	TOTAL BACKLOG	TOTAL BACKLOG
Aerospace Systems	$9,438	$10,625	$20,063	$18,321
Electronic Systems	6,845	2,870	9,715	9,037
Information Systems	2,963	3,152	6,115	6,864
Technical Services	2,127	179	2,306	2,811
Total	$21,373	$16,826	$38,199	$37,033

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.

[2]
Unfunded backlog represents firm orders for which as of the reporting date, funding is not authorized and appropriated. Unfunded backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards — Total backlog as of December 31, 2014, includes $5.8 billion and $25.0 billion of estimated contract awards in the three months and twelve months ended December 31, 2014, respectively.

Northrop Grumman Reports Fourth Quarter and 2014 Financial Results	13

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While the company believes that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by operating activities before after-tax discretionary pension contributions: Cash provided by operating activities before the after-tax impact of discretionary pension contributions. Cash provided by operating activities before discretionary pension contributions has been provided for consistency and comparability of 2014 and 2013 financial performance and is reconciled in Table 2.
Free cash flow: Cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow provided by operating activities before after-tax discretionary pension contributions: Free cash flow provided by (used in) operating activities before the after-tax impact of discretionary pension contributions. We use free cash flow provided by (used in) operating activities before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow provided by (used in) operating activities before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense in accordance with Government Cost Accounting Standards (CAS) charged to contracts and included as cost in segment operating income, less pension expense determined in accordance with GAAP. Net FAS/CAS pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net FAS/CAS pension adjustment as defined above, after tax at the statutory rate of 35 percent, provided for consistency and comparability of 2014 and 2013 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net FAS/CAS pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income include the net FAS/CAS pension adjustment, as defined above, as well as certain corporate-level expenses, which are not considered allowable or allocable under applicable CAS or FAR. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
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